SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 5, 2012

MercadoLibre, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33647	98-0212790

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Arias 3751, 7th Floor
Buenos Aires, C1430CRG, Argentina
(Address and zip code of principal executive offices)

Registrant’s telephone number, including area code:  011-54-11-4640-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240-14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Executive Compensation Program

           On June 5, 2012, the board of directors (the “Board”) of MercadoLibre, Inc. (the “Company”), upon the recommendation of the compensation committee of the Board, finalized the Company’s executive compensation program for 2012 by (i) establishing the performance criteria applicable to determine eligibility for annual cash bonuses for 2012 and (ii) adopting the 2012 Long-Term Retention Plan (the “2012 LTRP”).

           The following table includes the 2012 base salary, annual cash bonus range and target 2012 LTRP target bonus of each named executive officer effective January 1, 2012.

Elements of Compensation

	2012 Base Salary (1)	2012 Annual Bonus Range (1) (2)	Target 2012 LTRP Bonus (3)
Marcos Galperin President and Chief Executive Officer	$ 572,842	$ 396,583 – 660,971	$ 1,950,468
Pedro Arnt Executive Vice President and Chief Financial Officer	$ 251,349	$ 174,011 – 290,018	$ 943,775
Stelleo Tolda Executive Vice President and Chief Operating Officer	$ 260,521	$ 180,361 –300,601	$ 943,775
Osvaldo Giménez Executive Vice President — Payments	$ 251,349	$ 174,011 – 290,018	$ 943,775
Daniel Rabinovich Senior Vice President and Chief Technology Officer	$ 227,968	$ 70,144 – 140,288	$ 375,000

(1)           For 2012, the base salary and annual cash bonus range for each of Messrs. Galperin, Arnt, Giménez and Rabinovich have been fixed in Argentine pesos, while the base salary and annual cash bonus range for Mr. Tolda has been fixed in Brazilian reais.  Accordingly, the base salary and annual cash bonus range in U.S. dollars are approximations based on prevailing exchange rates during May 2012.

(2)           See the section below entitled “Annual Cash Bonuses” below for a detailed discussion of the payment methodology for the annual cash bonuses.

(3)           The target 2012 LTRP bonus is determined in U.S. dollars, and paid in Argentine pesos or Brazilian reais (as applicable), at the applicable exchange rate as of the payment date. See the section entitled “2012 LTRP” below for a detailed discussion of the payment methodology under the 2012 LTRP.  Actual amounts to be paid under the 2012 LTRP may be more or less than the target amount shown in this table.

Annual Cash Bonuses

           The annual cash bonus for each named executive officer will be based upon the Company’s achievement of pre-set goals for financial and operational performance, as well as qualitative assessment of individual performance, according to the following table:

	Marcos Galperin	Pedro Arnt	Stelleo Tolda	Osvaldo Gimenez	Daniel Rabinovich
Overall Company Performance - U.S. GAAP (1)
Net Revenues Minus Bad Debt (2)	27.94%	25.00%	25.00%	25.00%	17.50%
Free Cash Flow (3)	13.97%	12.50%	12.50%	12.50%	8.75%
Net Income (4)	13.97%	12.50%	12.50%	12.50%	8.75%
Weighted average	55.88%	50.00%	50.00%	50.00%	35.00%
Overall Company Performance ― Constant Dollars (5)
Net Revenues Minus Bad Debt (2)	19.56%	17.50%	17.50%	-	-
Free Cash Flow (3)	9.78%	8.75%	8.75%	-	-
Net Income (4)	9.78%	8.75%	8.75%	-	-
Weighted average	39.12%	35.00%	35.00%	-	-
MercadoPago Performance ― Constant Dollars (5)
TPV On/GMVe (6)	-	-	-	17,50%	-
Off Platform Net Revenues (7)	-	-	-	10.50%	-
TPV Off (8)	-	-	-	7.00%	-
Weighted average	-	-	-	35.00%	-

IT Development Plan (9)	-	-	-	-	50.00%

Individual Performance (10)	5.00%	15.00%	15.00%	15.00%	15.00%

(1)	U.S. GAAP: consolidated financial metrics in accordance with U.S. generally accepted accounting principles (“GAAP”).
(2)	Net Revenues Minus Bad Debt is defined as the Company’s net revenues for 2012, less the bad debt charges and after adjustments for unusual items as determined by the compensation committee.
(3)
Free Cash Flow is defined as net increase in the Company’s cash and cash equivalents and short-term and long-term investments in 2012 over 2011, after adjustments for unusual items as determined by the compensation committee, adjusted to add (a) the difference between the MercadoPago accounts receivable balance at December 31, 2011 versus December 31, 2012 and (b) the difference between the MercadoPago accounts payable balance at December 31, 2011 versus December 31, 2012.

(4)	Net Income is defined as the Company’s net income in 2012 after adjustments for unusual items as determined by the compensation committee.
(5)
Constant Dollars: consolidated financial metrics translated to US dollars at the previous year’s applicable exchange rate, which is intended to isolate the operational performance from fluctuations in local currencies.

(6)
TPV On/GMVe is defined as MercadoPago penetration in MercadoLibre measured as the Company’s Total Payment Volume (“TPV”) in the MercadoLibre e-commerce website in 2012 divided by the Company’s Gross Merchandise Volume in 2012 excluding motor vehicles, vessels, aircraft and real estate.

(7)	Off Platform Net Revenues is defined as MercadoPago’s Net Revenues in 2012 including financing fees, off platform fees and other MercadoPago fees.
(8)	TPV Off is defined as: Total Payment Volume in 2012 excluding TPV generated in MercadoLibre’s platform.
(9)	IT Development Plan is the average accomplishment of IT development 2012 quarterly plans, determined by the projects’ sponsors.
(10)	Individual Performance: a 360-degree qualitative assessment for the 2012 fiscal year, to be carried out on each named executive officer.

For a named executive officer to be eligible to receive an annual bonus or a 2012 LTRP bonus, the following conditions must be satisfied (the “Minimum Eligibility Conditions”):

•
The Company must achieve 50% of the weighted average planned growth in each financial metric category applicable to the named executive officer, according to the table above. For example, Messrs. Galperin, Arnt and Tolda must achieve 50% of the weighted average planned growth for both the Overall Company Performance ― U.S. GAAP category and the Overall Company Performance ― Constant Dollars category, while Mr. Gimenez must achieve 50% of the weighted average planned growth for both the Overall Company Performance ― U.S. GAAP category and the MercadoPago Performance ― Constant Dollars category.

•	In the case of Mr. Rabinovich, the Company must achieve at least an average of 80% of the IT Development Plan.

•	In addition, each named executive officer must achieve a minimum standard of “meets expectations” (90%) in his qualitative assessment of individual performance.

           If the Minimum Eligibility Conditions are met for an individual named executive officer, a prorated formula will be applied to the annual cash bonus ranges described in the Elements of 2012 Compensation table above, based on the officer’s total performance tally, consistent with the Company’s 2012 annual cash bonus program. For example, if a named executive officer’s overall weighted average performance equaled the weighted average Minimum Eligibility Conditions, the officer would receive the minimum annual cash bonus set forth in the annual bonus range included in the Elements of Compensation table above. If, on the other hand, a named executive officer achieves 75% of the weighted average planned growth in each financial metric category applicable to the named executive officer (or in the case of Mr. Rabinovich, he achieves 75% of the weighted average planned growth in Overall Company Performance ― U.S. GAAP category and 90% of the IT Development Plan), and the named executive officer achieves a qualitative assessment at a level of “95%”, then the named executive officer would receive an annual cash bonus equal to the midpoint of the annual bonus range included in the Elements of Compensation table above. Finally, if a named executive officer achieves 100% of the weighted average planned growth in each financial metric category applicable to the named executive officer (or in the case of Mr. Rabinovich, he achieves 100% of the weighted average planned growth in Overall Company Performance ― U.S. GAAP category and 100% of the IT Development Plan), and the named executive officer achieves a qualitative assessment at a level of “100%”, then the named executive officer would receive the maximum cash bonus set forth in the annual bonus range included in the Elements of Compensation table above.

2012 LTRP

           In order to receive an award under the 2012 LTRP, a named executive officer must satisfy the Minimum Eligibility Conditions applicable to determine eligibility for annual cash bonuses. If these Minimum Eligibility Conditions are satisfied, the executive will, subject to his continued employment as of each applicable payment date, receive the target amount of his 2012 LTRP bonus described in the Elements of Compensation table above, payable as follows:

•
the officer will receive a fixed cash payment equal to 6.25% of his or her 2012 LTRP bonus once a year for a period of eight years starting with the first payment in 2013 (the “Annual Fixed Payment”); and

•
on each date the Company pays the Annual Fixed Payment to the officer, he will also receive a cash payment equal to the product of (i) 6.25% of the applicable 2012 LTRP bonus and (ii) the quotient of (a) divided by (b), where (a), the numerator, equals the Applicable Year Stock Price (as defined below) and (b), the denominator, equals the 2011 Stock Price (as defined below).  For purposes of the 2012 LTRP, the “2011 Stock Price” shall equal $77.77 (the average closing price of the Company’s common stock on the NASDAQ Global Market during the final 60-trading days of 2011) and the “Applicable Year Stock Price” shall equal the average closing price of the Company’s common stock on the NASDAQ Global Market during the final 60 trading days of the year preceding the applicable payment date for so long as the Company’s common stock is listed on the NASDAQ.

           The maximum amount of each named executive officer’s 2012 LTRP bonus will depend on the Company’s stock price for the last 60-trading days of the applicable fiscal year. To the extent the Company’s stock price exceeds $77.77 for one or more applicable periods, the amount of the executive’s 2012 LTRP bonus will exceed 6.25% of the amount in the Total Annual Compensation table described above.  To the extent the Company’s stock price is less than $77.77 for one or more applicable periods, the amount of the executive’s 2012 LTRP bonus will be less than 6.25% of the amount in the Total Annual Compensation table.  Thus, total cash payments under the 2012 LTRP over the life of the plan may be more or less than the target amount listed in the Total Annual Compensation table.

           For full details of the 2012 LTRP, please see the copy of the plan filed as Exhibit 10.1 to this current report, the contents of which are incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(c)           Exhibits.

10.1           2012 Long-Term Retention Plan

SIGNATURE

           Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERCADOLIBRE, INC. (Registrant)
Date: June 7, 2012	By:	/s/ Pedro Arnt
Pedro Arnt
Executive Vice President and Chief Financial Officer